UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Agreement

On May 24, 2022, Kisses from Italy, Inc., a Florida corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Jefferson Street Capital LLC, a New Jersey limited liability company (“Lender”), pursuant to which the Company issued to the Lender a promissory note in the principal amount of $110,000.00 (the “Note”). The Company received $100,000.00 gross proceeds from Lender due to the original issue discount on the Note. In connection with the execution and delivery of the Purchase Agreement and the issuance of the Note, the Company issued to Lender 500,000 commitment shares (the “Commitment Shares”) and a warrant to purchase an additional 1,000,000 shares of common stock of the Company (the “Warrant”).

The Note bears interest at a rate of 10% per annum and is due and payable no later than February 9, 2024. Although the Company has the right to prepay the Note without penalty, the annual interest is due if the Note is paid in full by the Company prior to maturity. Upon default of the Note, the interest increases to 15%.

The Note is convertible at a fixed conversion price of $0.01 (the “Conversion Price”), subject to standard adjustments. If the Company issues securities for less than the Conversion Price, the Conversion Price shall be reduced to such amount.

The Warrant provides for the purchase of up to 1,000,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.10 per share. The Warrant is exercisable on the earlier of 180 days from the date it was issued or when a registration statement covering the Warrant Shares is declared effective. The Warrant may be exercised on a cashless basis unless a registration statement covering the Warrant Shares has been declared effective at the time of exercise. The number of Warrant Shares is subject to customary adjustments.

The Company’s sales of shares of common stock to Lender under the Purchase Agreement is limited to no more than the number of shares that would result in the beneficial ownership by Lender and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock.

The Company and Lender made certain representations and warranties to each other that are customary for transactions similar to this one, subject to specified exceptions and qualifications.

The foregoing descriptions of the Purchase Agreement, the Note, and the Warrant are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, and the Warrant, copies of which are attached hereto as Exhibits 10.22, 4.9, and 4.10, respectively, each of which is incorporated herein in its entirety by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The issuance and sale of the Note, the Warrant, and the Commitment Shares by the Company to Lender was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of Lender to the Company that, among others, it is an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the shares for its own account and without a view to distribute them.

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Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

4.9	Promissory Note, dated May 24, 2023, issued by Kisses from Italy, Inc. to Jefferson Street Capital LLC
4.10	Common Stock Purchase Warrant, dated May 24, 2023, issued by Kisses from Italy, Inc. to Jefferson Street Capital LLC
10.22	Securities Purchase Agreement, dated May 24, 2023, by and between Kisses from Italy, Inc. and Jefferson Street Capital LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 31, 2023	KISSES FROM ITALY INC.
	By:	/s/ Claudio Ferri
	Name: Title:	Claudio Ferri Co-Chief Executive Officer

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